Exhibit 10.11

EQT CORPORATION

EQT Plaza

625 Liberty Avenue, Suite 1700

Pittsburgh, PA 15222

(412) 395-3915 Fax: (412) 553-7890

“Guaranty”

Ladies and Gentlemen:

EQT Corporation (“Guarantor”) hereby guarantees any and all payment obligations, plus interest and any other charges due and payable such as late fees, services charges, cover costs, or liquidated damages, but only to the extent provided for in the underlying Agreement(s) defined below between EQT Energy, LLC (“EQT Entity”) and EQUITRANS L.P. (“COMPANY”) relating to purchases and/or trades of natural gas and/or natural gas products and/or services, electric energy or capacity, financial derivatives or related transactions by EQT Entity (the “Transactions”) under such Agreement(s).

Guarantor hereby agrees that it shall not be necessary, as a condition to enforce this Guaranty, that a suit be first instituted against the EQT Entity.

This Guaranty shall be a continuing Guaranty of payment and not of collection.  It shall remain in full force and effect until November 30, 2023 and be limited to U.S. $50,000,000.00.

The Guarantor’s obligations hereunder with respect to any liabilities and obligations arising under the Transactions shall not be affected by the existence, validity, enforceability, perfection or extent of any collateral for such liabilities or obligations.  The COMPANY shall not be obligated to file any claim relating to the liabilities owing to it in the event that the EQT Entity becomes subject to a bankruptcy, reorganization or similar proceeding (whether voluntarily or involuntarily), and the failure of the COMPANY to so file shall not affect the Guarantor’s obligations hereunder.

All obligations of Guarantor hereunder shall terminate upon satisfaction by EQT Entity of its obligations under its transmission and storage and gathering agreements with COMPANY or successor agreements: provided that Guarantor may terminate its obligations hereunder by providing ten (10) days prior written notice of such termination to Company.  Notwithstanding the foregoing, no termination by Guarantor shall be effective with respect to obligations incurred by EQT Entity before such termination date.

The Guarantor hereby waives notice of any defaults in payment or performance by EQT Entity and notices of the transactions which give rise to the obligations of the Guarantor hereunder.  This Guaranty shall not be affected by reason of any extension of time given or any indulgences shown by COMPANY or by the making, execution, and delivery of any agreements or agreements affecting the obligations, or by any amendment, extension, renewal or modification of the Transactions or obligations (whether or not Guarantor has received notice thereof, which notice is expressly waived), except to the extent the obligation is released or discharged.  No delays on the part of the COMPANY to exercise any right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Guarantor hereby expressly waives presentment, demand, protest and notice of protest and dishonor on any and all forms of the obligations and also notice of acceptance of the Guaranty, acceptance on the part of COMPANY being conclusively presumed by its request for this Guaranty and delivery of the same to it.

Guarantor agrees that if the maturity of any obligations under the Transactions is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty with demand or notice to Guarantor. COMPANY will provide five business days’ written notice to Guarantor of EQT Entity’s failure to pay any obligation at maturity.

Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which EQT Entity is or may be entitled arising from or out of the Agreement(s) or otherwise, except for defenses arising out of the bankruptcy, insolvency, dissolution or liquidation of EQT Entity.

Any assignment or transfer by COMPANY of this Guaranty shall be void without the prior written consent of Guarantor.

This Guaranty supersedes all prior guarantees and/or amendments to such guarantees of EQT Entity’s payment obligation issued by EQT Corporation or its predecessors to said COMPANY.

This Guaranty shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to conflicts of law principles.

The Undersigned Guarantor represents that it has full right, power, and authority to sign this Guaranty, and this Guaranty is enforceable against it in accordance with its terms.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be executed this 25th day of April, 2012.

“GUARANTOR”

EQT CORPORATION

		By:	/s/ Philip Conti

Name: Philip Conti

Title: SVP & Chief Financial Officer

CONSENT AND ACCEPTANCE BY COMPANY:

EQUITRANS L.P.

BY	/s/ Randall L. Crawford

Name	Randall L. Crawford

Its	President